Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE ELECTS GEORGE S. MAYES JR. TO BOARD OF DIRECTORS

WARREN, Ohio, December 3, 2012 -- Stoneridge, Inc. (NYSE: SRI) announced today that George S. Mayes Jr., 53, has been elected to fill a vacancy on the Board of Directors created by the Board of Directors increasing the number of directors to eight.  Mayes currently serves as Executive Vice President, Global Operations of Diebold, Incorporated (NYSE: DBD), a provider of integrated self-service delivery, security systems and related services.

“We are pleased that George has joined the Board of Stoneridge.  His extensive global operational and supply chain experience will strengthen the Board’s oversight and will help the Company as it continues its expansion in global markets,” said William M. Lasky, Chairman of the Board of Stoneridge.

Mayes joined Diebold in 2005 as Vice President, Global Manufacturing. Prior to that, he served as the Chief Operating Officer at Tinnerman Palnut Engineered Products, LLC, a designer, producer and supplier of engineered spring steel fasteners, precision stampings, plastic components and related assemblies to automotive and industrial OEMs. Prior to that, Mayes served as Vice President, Manufacturing, Fastening Systems at Stanley Works, a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, healthcare solutions and infrastructure solutions. Mayes began his career at Delphi, a leading supplier of electronics and technologies for automotive, commercial vehicle and other market segments, and held positions of increasing responsibility over his 15-year tenure.

Mayes holds a bachelor’s degree in engineering from the United States Military Academy at West Point, NY.

He will serve a term that continues until the 2013 annual meeting of shareholders and is expected to be a nominee for Board election at the 2013 Annual Meeting of Shareholders.  In addition, he will serve as a member of the Audit Committee.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the commercial vehicle, automotive and agricultural, motorcycle and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in commercial vehicle, automotive or agricultural, motorcycle and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance

330/856-2443